UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

________________________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

_________________________________________

Date of Report (Date of earliest event reported)     January 10, 2007

VION PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26534	13-3671221
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Science Park, New Haven, CT	06511
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:       (203) 498-4210

                                                            Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On January 15, 2007, Kevin L. Rakin was appointed to the Board of Directors of Vion Pharmaceuticals, Inc. (the “Registrant”) There are no arrangements or understandings between the Registrant and Mr. Rakin and any other person pursuant to which he has become a director. The Board of Directors also named Mr. Rakin to serve on the Audit Committee and the Compensation Committee. Mr. Rakin will serve as the chairman of the Audit Committee and was determined by the Board to be an “independent director” as that term is defined in the listing standards of the Nasdaq Stock Market and to qualify as an “audit committee financial expert” as defined in regulations adopted pursuant to the Sarbanes-Oxley Act of 2002.

Mr. Rakin, age 46, has been an executive-in-residence at Canaan Partners in Westport, Connecticut since January 2006 and the interim chief executive officer of Advanced BioHealing, Inc., a company focused on the development and marketing of cell-based and tissue-engineered regenerative medicines in New York, New York since December2005. From August 2002 to October 2005, he served as Chief Executive Officer and President of Genaissance Pharmaceuticals, Inc., a biotechnology company he co-founded, and as its President from October 2000 to October 2005, as its Chief Financial Officer from January 1997 to August 2002 and as its Executive Vice President from January 1997 to October 2000. Mr. Rakin also served as a director of Genaissance Pharmaceuticals, Inc. from 1995 until its acquisition by Clinical Data, Inc., a molecular and pharmacogenomics services and clinical diagnostics company based in Newton, Massachusetts, in October 2005 and has served on the Board of Directors of Clinical Data, Inc. since that time. Prior to 1998, Mr. Rakin was a principal at the Stevenson Group, a consulting firm, where he provided financial and strategic planning services to high-growth technology companies and venture capital firms. Prior to this, Mr. Rakin was a manager with Ernst & Young's entrepreneurial services group. Mr. Rakin is also Co-Chairman of the Board of Directors of Connecticut United for Research Excellence (CURE), Connecticut's Bioscience Cluster, and a member of the state of Connecticut's Stem Cell Research Advisory Committee. Mr. Rakin holds a B.S. in business and a M.S. in finance from the University of Cape Town and a M.B.A. from Columbia University.

Item 8.01

Other Events.

On January 15, 2007, upon the appointment of Mr. Rakin to the Board of Directors, the Board of Directors made membership changes to its various committees. The committees of the Board of Directors now consist of the following directors:

Nominating and Governance Committee

•

Ian Williams, D. Phil. (Chair)

•

Stephen K. Carter, M.D.

•

Alan C. Sartorelli, Ph.D.

Audit Committee

•

Kevin L. Rakin (Chair)

•

William R. Miller

•

Gary K. Willis

Compensation Committee

•

Gary K. Willis (Chair)

•

Kevin L. Rakin

•

Ian Williams, D. Phil.

On January 10, 2007, the Registrant also adopted a charter for the Compensation Committee of the Board of Directors, a copy of which is attached to this current report on Form 8-K as Exhibit 99.1 and is available on the Registrant’s website at www.vionpharm.com.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit 99.1

Charter for the Compensation Committee of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VION PHARMACEUTICALS, INC.

Date: January 17, 2007

By:

/s/ Howard B. Johnson

Name: Howard B. Johnson

Title:

President and Chief Financial Officer

EXHIBIT INDEX

99.1

Charter for the Compensation Committee of the Board of Directors.